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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               November 22, 2002


                             CEDAR INCOME FUND, LTD.
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               (Exact name of registrant as specified in charter)



  Maryland                         0-14510                       42-1241468
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(State or other                  (Commission                    (IRS Employer
 Jurisdiction of                 File Number)                Identification No.)
 Incorporation)



44 South Bayles Avenue, Port Washington, New York                      11050
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code                (516) 767-6492



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(Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets

Purchase of Camp Hill Mall, Camp Hill, PA

As of November 22, 2002, pursuant to an Agreement of Purchase and Sale effective as of August 14, 2002, as amended, Cedar Income Fund Partnership, L.P. (the "Operating Partnership") through a newly-created limited liability company ("Cedar-Camp Hill, LLC" or "Borrower"), in which the Operating Partnership is the sole member, purchased the Camp Hill Mall, an approximate 520,000 square foot regional shopping mall with several outparcels located on approximately 44 acres in Camp Hill, Pennsylvania ("Camp Hill") for approximately $17.2 million, plus closing costs of approximately $1 million. Anchor tenants include Boscov's, a Giant supermarket, Barnes & Noble and Zany Brainy. The Seller is an affiliate of the Connecticut General Life Insurance Company.

Cedar Bay Realty Advisors, Inc. ("CBRA"), advisor to the Company, is entitled to receive a 1% ($172,000) acquisition fee. Such acquisition fee shall be paid out of available cash. CBRA is wholly-owned by Leo S. Ullman. Mr. Ullman is President and Chairman of the Board of the Company.

Purchase of the property was funded with a first mortgage from Citizens Bank of Pennsylvania ("Citizens Bank") in the amount of $14 million. The loan is for a period of 24 months plus an option for an additional 12 month period to be exercised upon at least 30 days' written notice prior to the maturity of the initial term.

The interest rate on the loan was determined by a "spread" of 195 basis points over 30-day LIBOR (London Inter Bank Offered Rate). The Borrower entered into an interest rate "swap" for the entire amount and term of the loan, swapping 30-day LIBOR for a fixed rate of 2.79%, so as to result in a fixed rate of 4.74%. Interest is payable monthly on an interest only basis for the initial term of the loan. The loan is prepayable at any time without penalty except for any applicable "breakage fees" under the interest rate protection agreement.

Repayment of the loan is with recourse only to the property, except that Cedar Income Fund, Ltd. (the "Company") and the Operating Partnership have guaranteed repayment of 25% of the loan amount, and are also responsible, without limitation, for liability under the loan resulting from fraud or willful misrepresentation, environmental matters, retention of funds within the possession of the Borrower or guarantor after an event of default or misappropriation of proceeds.

The Borrower paid a commitment fee of 0.75% of the loan amount to the lender and a 0.75% broker loan fee to a third party. In the event Borrower opts to extend the term of the loan for an additional year, an extension fee equal to 1/8 of 1% of the then-outstanding loan balance would be due. Extension of the loan would also be subject to certain coverage ratios, continued occupancy by certain anchor tenants, and to the absence of any default or material adverse change in the financial condition of the Borrower.


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At closing, SWH Funding Corp. ("SWH") funded $6 million of which approximately
$4.3 million was used to fund the purchase and closing costs for the Camp Hill property and to provide approximately $100,000 of working capital. The balance of the net SWH funding, approximately $1.3 million, was used to pay off the then-existing loan balance of approximately $880,000, (attributable to financing provided by SWH with respect to the acquisition, in October 2001, of three supermarket anchored shopping centers in the Philadelphia, Pennsylvania area), together with certain "exit fees" of approximately $500,000. The term of the SWH loan shall be until November 30, 2005. The loan carries an interest rate of 12.5% (14% from December 1, 2004 through maturity) on any outstanding balance and provides for monthly principal payments of $50,000 each commencing January 1, 2003, a $2 million payment (the first mandatory prepayment) on April 1, 2003, continued payments of $50,000 on the 5th through 12th months and $60,000 from the 13th through 17th months, $3 million (the second mandatory prepayment) on the 18th month, and $60,000 from the 19th month through maturity. In the event the first mandatory prepayment of $2 million is not made on April 1, 2003, the monthly principal payments are increased to $150,000 per month commencing on the 5th month through and including the 12th month and $200,000 commencing in the 13th month through the 17th month. If the second mandatory prepayment (of $3 million) is not made on the 18th month, the Borrower will be required to pay $250,000 per month commencing in the 19th month through maturity.

In addition to the interest and principal payments, SWH received a funding fee equal to 5% of the loan amount ($300,000) at closing and will receive an exit fee of $120,000 if the loan is paid on or prior to February 28, 2004; if repaid subsequent to February 28, 2004, SWH will receive the sum of $120,000 plus the product of (i) $30,000 and (ii) the number of months between February 2004 and the date the loan is paid in full. The loan may be repaid at any time after six months in whole or in part without penalty. In the event of default, in addition to a default interest rate of 17.5%, Borrower will also be required to pay a late charge equal to 5% of the amount overdue.

The security for repayment of the SWH financing remains the Company's equity interests (owned through certain single purpose LLC's) in those three supermarket-anchored properties, together with a pledge of the Operating Partnership's interest in the LLC which now owns the Camp Hill property, which is subordinate to Citizens Bank's mortgage. Citizens Bank and SWH have entered into certain inter-creditor agreements which provide, among other things, for notice and other procedures in the event of a default under either of the loan agreements.

The Camp Hill Mall presently generates net operating income of approximately $1.2 million. Such level of net operating income includes annualized income from short-term leases, income (based upon historic results) from specialty leasing activity and percentage rent income from one of the center's anchors. In the event that either the short-term leases are not renewed or replaced, or the specialty leasing activity and/or percentage rent income is less than expected, then future net operating income may be substantially less than $1.2 million. Annualized debt service on the first mortgage and the SWH financing in the aggregate, excluding any mandatory prepayments, will be approximately $502,000 for the first three months and $1,100,000 for the fourth through 12th months.


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Management believes that it will be able to make the first mandatory prepayment and any operating deficit from proceeds of refinancings in connection with proposed redevelopment of the Camp Hill property either by the Company alone or with one or more joint venture partner(s), corporate financings through the issuance of additional common stock and new preferred stock, and/or the sale of (interests in) one or more of its properties, including, without limitation, the Camp Hill property itself and/or the three supermarket-anchored properties in the Philadelphia, Pennsylvania area mentioned above. However, there can be no assurances with respect to the Company's ability to raise such funds.

The materials herein include summaries prepared by management of written agreements with respect to the transactions described. Such summaries are intended to reflect and describe the terms and provisions of various agreements with respect to such transactions and are subject in each case to the terms and provisions of the underlying agreements, where applicable, filed together with this report.






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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial statements of the property acquired will be filed separately.
     (b) Pro Forma financial information relative to the acquired property will be filed separately.
     (c)     Exhibits

     The following exhibits are included herein:
     (10.1) Agreement of Purchase and Sale between Connecticut General Life Insurance Company and Cedar Income Fund Partnership, L.P., dated August 12, 2002;
     (10.2) First Amendment to Agreement of Purchase and Sale between Connecticut General Life Insurance Company and Cedar Income Fund Partnership, L.P., dated September 12, 2002;
     (10.3) Second Amendment to Agreement of Purchase and Sale between Connecticut General Life Insurance Company and Cedar Income Fund Partnership, L.P., dated as of October 31, 2002;
     (10.4) Third Amendment to Agreement of Purchase and Sale between Connecticut General Life Insurance Company and Cedar Income Fund Partnership, L.P., dated as of November 15, 2002;
     (10.5) Assignment and Assumption of Contract of sale between Cedar Income Fund Partnership, L.P. and Cedar-Camp Hill, LLC dated as of November __, 2002;
     (10.6) Limited Liability Company Agreement of Cedar-Camp Hill, LLC by Cedar Income Fund Partnership, L.P., effective as of November 1, 2002;
     (10.7) Property Management Agreement by and between Cedar-Camp Hill, LLC and Brentway Management LLC dated as of November __, 2002;
     (10.8) Promissory Note to Cedar Income Fund Partnership, L.P. by SWH Funding Corp. in the amount of $6,000,000, dated as of November __, 2002;
     (10.9) Loan Agreement by and between SWH Funding Corp. and Cedar Income Fund Partnership, L.P., dated as of November __, 2002;
     (10.10) Loan Agreement by and between Cedar-Camp Hill, LLC and Citizens
             Bank of Pennsylvania, executed on November 14, 2002;
     (10.11) Open-End Mortgage and Security Agreement between Cedar Camp Hill,
             LLC, Cedar Bay Realty Advisors, Inc. and Citizens Bank of Pennsylvania, executed on November 14, 2002;
     (10.12) Promissory Note to Cedar-Camp Hill, LLC by Citizens Bank of
             Pennsylvania in the amount of $14,000,000, executed on November 14, 2002 for November 15, 2002;
     (10.13) Guaranty and Suretyship Agreement by Cedar Income Fund, Ltd. and
             Cedar Income Fund Partnership, L.P. in favor of Citizens Bank of Pennsylvania, executed on November 14, 2002 for delivery on November 15, 2002;
     (10.14) Environmental Indemnity Agreement by Cedar-Camp Hill, LLC as
             Borrower and Citizens Bank of Pennsylvania as Lender on that certain parcel of land identified as Camp Hill Mall, executed on November 14, 2002 for delivery on November 15, 2002;


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     (10.15) General Collateral Assignment and Security Agreement by and between
             Cedar-Camp Hill, LLC and Citizens Bank of Pennsylvania, executed on November 14, 2002 for delivery on November 15, 2002;
     (10.16) Assignment of Leases and Rents by Cedar-Camp Hill, LLC and Citizens
             Bank of Pennsylvania, executed on November 14, 2002 for November
             15, 2002;
     (10.17) Assignment and Assumption Agreement of Agreement for Completion and
             Guarantee between Connecticut General Life Insurance Company and Cedar-Camp Hill, LLC, executed as of November ___, 2002;
     (10.18) Assignment and Assumption of Leases and Security Deposits by and between Connecticut General Life Insurance Company and Cedar-Camp Hill, LLC, executed as of November ___, 2002;
     (10.19) Bill of Sale and General Assignment by Connecticut General Life
             Insurance Company conveying to Cedar-Camp Hill, LLC, dated as of November ___, 2002;
     (10.20) Indenture (Deed) between Connecticut General Life Insurance Company and Cedar-Camp Hill, LLC; dated as of November __, 2002;
     (10.21) Side Letter from Connecticut General Life Insurance Company to
             Cedar-Camp Hill, LLC regarding receivables, dated November 15,
             2002;
     (10.22) Pledge and Security Agreement by Cedar Income Fund Partnership,
             L.P. and SWH Funding Corp. regarding that certain Loan Agreement; dated as of November 22, 2002;
     (10.23) Agreement and Acknowledgement of Pledge and Security Agreement to
             SWH Funding Corp. by Cedar Income Fund Partnership, L.P. and Cedar Center Holdings L.L.C.3, dated as of November 22, 2002;
     (10.24) Agreement and Acknowledgement of Pledge and Security Agreement to
             SWH Funding Corp. by Cedar Income Fund Partnership, L.P. and Cedar-Camp Hill, LLC, dated as of November 22, 2002;
     (10.25) Guaranty made by Cedar Income Fund, Ltd. to SWH Funding Corp.
             regarding that certain Loan Agreement, dated as of November 22, 2002;
     (10.26) Intercreditor Recognition Agreement among Citizens Bank of
             Pennsylvania, SWH Funding Corp., Cedar-Camp Hill, LLC and Cedar Income Fund Partnership, L.P., dated as of November 22, 2002;


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     (10.27) Citizens Bank of Pennsylvania Interest Rate Swap Agreement for
             Cedar-Camp Hill, LLC, dated as of November 22, 2002;
     (99.1) Press Release issued by Cedar Income Fund, Ltd., regarding purchase of Camp Hill Mall, Camp Hill, Pennsylvania, dated November 25, 2002.













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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CEDAR INCOME FUND, LTD.


                                         By: /s/ Leo S. Ullman
                                             -----------------------------------
                                             Leo S. Ullman
                                             Chairman

Dated: December 9, 2002